SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                October 28, 1997



                                 FFW CORPORATION
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             (Exact name of Registrant as specified in its Charter)



   Delaware                         0 - 21170                      35 - 1875502
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(State or other                (Commission File No.)              (IRS Employer
 jurisdiction                                                     Identification
of incorporation)                                                     Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
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               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On October 28, 1997, the Registrant issued the attached press release.

Item 7.  Financial Statements and Exhibits

         (a) Exhibits

             1. Press release, dated October 28, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                          FFW CORPORATION

Date:  November 19, 1997                              By: \s\ Nicholas M. George
                                                          ----------------------
                                                          Nicholas M. George
                                                          President and Chief
                                                          Executive Officer

                                          Date: October 28, 1997

                                          Contact: Nicholas M. George, President
                                                   (219) 563-3185

PRESS RELEASE                                      FOR IMMEDIATE RELEASE


                 FFW CORPORATION ANNOUNCES INCREASE IN EARNINGS
                    FOR THE QUARTER ENDED SEPTEMBER 30, 1997

         Wabash, IN--FFW Corporation (NASDAQ: FFWC) holding company for First Federal Savings Bank of Wabash, Indiana, today announced net income of $470,000($0.66 per share) for the quarter ended September 30, 1997 compared to $79,000($0.11 per share) for the quarter ended September 30, 1996. This equates to an increase of 494.9% and 500%, respectively, in net income and primary earnings per share.

         The September 30, 1996 includes the one time SAIF assessment which, reduced net income by $337,800($0.48 per share) net of tax. Comparing quarter ended September 30, 1997 net income to 1996 net income excluding the one time assessment would reflect a 12.8% increase in net income.

         Results for the quarter ended and year-to-date showed an ROE of 10.79%, ROA of 1.04% and net spread of 2.74%, compared to 1996 ROE of 2.07%, ROA of .21% and net spread of 2.60%. Nicholas M. George, President of FFW Corporation, credited the quarter's earnings to a continued growth in the bank's mortgage, consumer and commercial loan portfolio's.

         Net interest income, the difference between interest income and interest expense paid, increased $276,000. The provission for loan loss was increased to meet the growing size of the loan portfolio, and the changing composition from mortgage to consumer and commercial lending. The increase of $348,000 in non-interest expense over the prior year, was due to increased staffing, and amortization of goodwill related to our the purchase of deposit liabilities and certain assets associated with the branch of NBD Bank, N.A. in South Whitely, Indiana.

         FFW Corporation's total assets for the three months ended September 30, 1997 increased by $1.4 million to a total of $181.5 million a 0.8% increase. Net loans receivable for the three months ended September 30, 1997 increased by $5.6 million to $119.8 million a 4.9% increase.

         First Federal Savings Bank operates full-service offices in Wabash, North Manchester, South Whitley, and Syracuse that offer a variety of loan and deposit products. Investment services such as purchases of stocks, mutual funds and insurance products are offered through an affiliated company, FirstFed Financial Incorporated.
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
FFW Corporation                                                 October 28, 1997

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

Selected Balance Sheet Data:                                  (Unaudited)
                                                       9/30/97           6/30/97
                                                      --------          --------
                                                             (In Thousands)
Total Assets ...............................          $181,468          $180,055
Loans Receivable Net .......................           119,764           114,159
Loans Held for Sale ........................                 0                 0
Securities Available for Sale ..............            49,703            40,450
Deposits ...................................           114,940           116,118
Borrowings .................................            46,800            44,800
Stockholders' Equity .......................            17,610            17,141

                                                                 (Unaudited)
                                                             Three months Ended
Selected Operating Data:                                    9/30/97        9/30/96
                                                           --------       --------
                                                                (In Thousands)
Total Interest Income ...............................      $  3,506       $  2,926
Total Interest Expense ..............................         2,062          1,758
                                                           --------       --------
  Net Interest Income ...............................      $  1,444       $  1,168
Provision for Loan Losses ...........................           200             20
                                                           --------       --------
  Net Interest Income After Provision for Loan Losses      $  1,244       $  1,148
Gain on Sales of Interest Earning Assets ............            16             11
Net Unrealized Losses on Loans Held for Sale ........             0              0
Other Non-Interest Income ...........................           218            147
Other Non-Interest Expenses .........................          -910         -1,258
                                                           --------       --------
  Income Before Income Taxes ........................      $    568       $     48
Income Tax Expense ..................................            98            -31
                                                           --------       --------
  Net Income ........................................      $    470       $     79*
                                                           ========       ========

 Earnings Per Common & Common Equivalent Shares
Primary .............................................      $    .66       $    .11**
Fully Diluted .......................................      $    .65       $    .11**
Dividend Paid Per Share .............................      $    .18              $
                                                                               .15
Average Shares Outstanding ..........................       690,936        674,975

 Supplemental Data :
Interest Rate Spread ................................          2.74%          2.60%
Return on Average Assets*** .........................          1.04%           .21%
Return on Average Equity*** .........................         10.79%          2.07%
*  Reduced by SAIF assessment net of tax of $337,800
** Earnings per Share reduced by SAIF assessment net
   of tax of  $.48
***Annualized